PROSPECTUS SUPPLEMENT                                         File No. 333-68747
----------------------                                        Rule 424(b)(3)
(To Prospectus and Prospectus Supplement dated May 6, 1999)
Prospectus number:   1898




                            Merrill Lynch & Co., Inc.

                           Medium Term Notes, Series B
                   Due Nine Months or More from Date of Issue


                                Fixed Rate Notes


Principal Amount:                 $117,000,000


CUSIP Number:                     59018S 3W2


Interest Rate:                    6.77%


Original Issue Date:              Feb. 23, 2000


Stated Maturity Date:             Feb. 23, 2001


Interest Payment Dates:           At Maturity


Repayment at the Option
of the Holder:                    The Notes cannot be repaid prior to the Stated
                                  Maturity Date.

Redemption at the Option
of the Company:                   The  Notes  cannot  be  redeemed  prior to the
                                  Stated Maturity Date.


Form: The Notes are being issued in fully registered book-entry form.


Trustee:                          The Chase Manhattan Bank


Dated:                            Feb. 17, 2000